LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Tendered Pursuant to the Offer to Purchase
Dated October 26, 2023

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY November 24, 2023.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON November 24, 2023,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

State Street Bank and Trust Company

Attention: Partners Group Private Equity (Master Fund), LLC

1 Heritage Drive, Mailstop OHD0100

North Quincy, MA 02171

Phone: (888) 977-9790

Fax: (617) 937-3051

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:

The undersigned hereby tenders to Partners Group Private Equity (Master Fund), LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the limited liability company interests in the Fund or portion thereof (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 26, 2023 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby. The undersigned further understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Class A Units to have a NAV of less than $25,000, or tenders an amount that would cause the undersigned’s remaining Class I Units to have a NAV of less than $100,000, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum investment is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

A promissory note (the “Note”) for the value of the purchased Units will be held by State Street Bank and Trust Company on behalf of the undersigned. Upon written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited value of the Fund as of December 31, 2023, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO: STATE STREET BANK AND TRUST COMPANY, ATTENTION: PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC, 1 Heritage Drive, Mailstop OHD0100, North Quincy, MA 02171. FOR ADDITIONAL INFORMATION: PHONE: (888) 977-9790 OR FAX: (617) 937-3051.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: January 1, 2024

Tender Expiration Date: 11:59 p.m. ET, November 24, 2023

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
STATE STREET BANK AND TRUST COMPANY	FOR ADDITIONAL INFORMATION:
PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	PHONE: (888) 977-9790
1 Heritage Drive, Mailstop OHD0100	FAX: (617) 937-3051
North Quincy, MA 02171

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Partners Group Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:

[   ] Class A                            [   ] Class I

[   ] Entire amount of Units

[   ] Portion of Units $______________ or ______________ Number of Units

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV of Class A Units less than $25,000, or to have a NAV of Class I Units less than $100,000, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum investment is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact State Street Bank and Trust Company at (888) 977-9790 for instructions.

PROMISSORY NOTE: The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by State Street Bank and Trust Company on the undersigned’s behalf. Upon a written request by the undersigned to State Street Bank and Trust Company, State Street Bank and Trust Company will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.